Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated March 15, 2011 (except for Notes Q(l) and T and the last paragraph of Note Q(a) as to which the dates are April 13, 2011, May 19, 2011, and July 6, 2011, respectively) in the Registration Statement on Form S-4 and related Prospectus of FriendFinder Networks Inc. dated August 1, 2011.

/s/ Eisner Amper LLP

New York, New York

July 28, 2011